October 1, 1997

North Lily Mining Company
1800 Glenarm Place, Suite 210
Denver, Colorado 80202

Gentlemen and Ladies:

     We have acted as counsel for North Lily Mining Company (the "Company") in connection with the registration on Form S-8 under the Securities Act of 1933, as amended, of the issuance of 1,610,000 shares of the Company's $.10 par value common stock (the "Common Stock").

     We have examined the Certificate Of Incorporation and the Bylaws of the Company, as amended, together with the record of its corporate proceedings concerning the registration described above. In addition, we have examined such other certificates, agreements, documents and papers, and we have made such other inquiries and investigations of law as we have deemed appropriate and necessary in order to express the opinion set forth in this letter. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, photostatic, or conformed copies and the authenticity of the originals of all such latter documents. In addition, as to certain matters we have relied upon certificates and advice from various state authorities and public officials, and we have assumed the accuracy of the material and the factual matters contained herein.

     Subject to the foregoing and on the basis of the aforementioned examinations and investigations, it is our opinion that the 1,610,000 shares of Common Stock, the issuance of which is being registered by the Company, if and when sold and delivered as described in the Company's Registration Statement on Form S-8 (the "Registration Statement"), will have been duly authorized and legally issued, and will constitute fully paid and nonassessable shares of the Company's Common Stock.

     We hereby consent (a) to be named in the Registration Statement and in the prospectus that constitutes a part of the Registration Statement as the attorney's passing, on behalf of the Company, upon the validity of the issuance of the Common Stock, and (b) to the filing of this opinion as an exhibit to the Registration Statement.

     This opinion is to be used solely for the purpose of the registration of the Common Stock and may not be used for any other purpose.

                                           Very truly yours,

                                           /s/  Bearman Talesnick & Clowdus
                                           -------------------------------------
                                           BEARMAN TALESNICK & CLOWDUS
                                            Professional Corporation